Exhibit 10.2

CONFIRMATION

DATE:	October 27, 2004

TO:	Boise Southern Company

	Telephone No.:	208-384-6073
	Facsimile No. :	208-384-4920
	Attention :	Wayne Rancourt

FROM:	J. Aron & Company

SUBJECT:	Swap Transaction

REF NO:	NUUS410F0 (600000000) / (006 436 281)

The purpose of this communication is to set forth the terms and conditions of the above referenced transaction entered into on the Trade Date specified below (the “Transaction”) between J. Aron & Company (“ARON”), and Boise Southern Company (“Counterparty”), guaranteed by Boise Cascade Corporation. This communication constitutes a “Confirmation” as referred to in paragraph 2. below.

1.             The definitions and provisions contained in the 2000 ISDA Definitions (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation.

2.     This Confirmation evidences a complete and binding agreement between you and us as to the terms of the Transaction to which this Confirmation relates.   In addition, you and we agree to use all reasonable efforts promptly to negotiate, execute and deliver an agreement in the form of the ISDA Master Agreement (Multicurrency-Cross Border) (the “ISDA Form”), with such modifications as you and we will in good faith agree. Upon the execution by you and us of such an agreement or if such an agreement or other form of ISDA master agreement has already been executed by you and us, this Confirmation will supplement, form a part of, and be subject to that agreement. Until we execute and deliver that agreement, this Confirmation, together with all other documents referring to the ISDA Form (each a “Confirmation”) confirming transactions (each a “Transaction”) entered into between us (notwithstanding anything to the contrary in a Confirmation), shall supplement, form a part of, and be subject to an agreement (which shall survive the termination of this Transaction) in the form of the ISDA Form as if we had executed an agreement in such form effective as of the Trade Date of the first Transaction between us (but without any Schedule except for (i) the election of Loss and Second Method, New York law (without regard to the conflicts of law principles) as the governing law and US Dollars as the Termination Currency, (ii) the election that subparagraph (ii) of Section 2(c) will not apply to Transactions, and (iii) the replacement of the word “third” in the last line of Section 5(a)(i) with the word “first”).   In the event of any inconsistency between the Definitions, the ISDA Form and this Confirmation, this Confirmation will govern.

3.   The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:	USD 232,000,000

Trade Date:	October 27, 2004

Effective Date:	December 20, 2004

Termination Date:	December 20, 2019, subject to adjustment in accordance with the Modified Following Business Day Convention and, subject to early termination as set forth under “Additional Provisions” below.

Floating Rate Amounts:

Floating Rate Payer:	ARON

Floating Rate Payer Payment Dates:

Quarterly, on each March 20th, June 20th, September 20th, and December 20th, commencing on March 20, 2005 and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating Rate Option:	USD-LIBOR-BBA

Floating Rate Designated Maturity:	3 Months

Floating Rate Spread:	None

Floating Rate Reset Dates:	The first day of each Calculation Period

Floating Rate Day Count Fraction:	Actual/360

Floating Rate Period End Dates:	Adjusted in accordance with the Modified Following Business Day Convention.

Fixed Amounts:

Fixed Rate Payer:	Counterparty

Fixed Rate Payer Payment Dates:

Semi-annually, on each June 20th and December 20th, commencing on June 20, 2005 and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Rate:	4.9744%

Fixed Rate Day Count Fraction:	30/360

Fixed Rate Period End Dates:	Unadjusted

Business Days:	New York and London

Calculation Agent:	ARON

4. Documentation:	ISDA Master Agreement with ARON Schedule

5. Additional Provisions:

(a) Early Termination

Mandatory Early Termination:	Applicable

(b) Settlement Terms

Mandatory Early Termination Date:	The Effective Date

Business Day Convention for Mandatory Early Termination Date:	Modified Following

Cash Settlement Valuation Time:	11:00 a.m. New York time

Cash Setttement Valuation Date:	The second Valuation Business Day preceding the Mandatory Early Termination Date

Valuation Business Days:	New York and London

Cash Settlement Method:	Cash Price

Cash Settlement Reference Banks:	To be agreed on the Mandatory Early Termination Date

Quotation Rate:	To be determined by Calculation Agent on the Mandatory Early Termination Date

6. Credit Support Documents:	(a) Standard Guaranty of The Goldman Sachs Group, Inc.

(b) Guaranty of Boise Cascade Corporation

7. Account Details:

Payments to ARON:

For the Account of:	J. Aron & Company
Name of Bank:	Citibank, N.A. New York
Account No:	09292521
SWIFT No:	021000089

GSCM Inquiries	Swap Operations
J. Aron & Company
Telephone No.: 212-357-7836
Facsimile No.: 212-902-5692

Payments to Counterparty:

In accordance with Counterparty’s written instructions as set forth below or otherwise delivered to ARON. ARON shall make no payments without having received (i) such written instructions and (ii) a fully executed facsimile copy of this Confirmation or other written acceptance of the terms hereof.

For the Account of:	OfficeMax Incorporated
Name of Bank:	JP Morgan Chase NY
Account No:	304-153346
SWIFT CODE:	021 000 021

8. Offices:

(a)   The Office of ARON for this Transaction is 85 Broad Street, New York, New York, 10004.

(b)   The Office of Counterparty for this Transaction is 1111 West Jefferson Street, Boise, Idaho, 83728

9.     Counterparty hereby agrees (a) to check this Confirmation (Reference No.: NUUS410F0 (600000000)) carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between ARON and Counterparty with respect to the particular Transaction to which this Confirmation relates, by manually signing this Confirmation and providing the other information requested herein and immediately returning an executed copy to Swap Administration, facsimile No. 212-902-5692.

Very truly yours,

J. ARON & Company

By:	/s/ Carlos A. Landaure
Name:
Title:

Agreed and Accepted By:
BOISE SOUTHERN COMPANY

By:	/s/ Ted Crumley
Name:
Title:

Counterparty Reference No.: